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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 24, 1997



                              SPATIALIGHT, INC.
           (Exact name of registrant as specified in its charter)


           NEW YORK                      000-19828              16-1363082
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer)
incorporation or organization)                              Identification No.)



           8-C COMMERCIAL BLVD., NOVATO, CA            94949-6125
       (Address of principal executive offices)        (Zip Code)




     Registrant's telephone number, including area code:  (415) 883-1693


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ITEM 7.   EXHIBITS.

          (a)  Financial Statements of Business Acquired.

               Not applicable.

          (b)  Pro Forma Financial Information.

               Not applicable.

          (c)  Exhibits
               --------

               Exhibit No.    Description
               -----------    -----------
               4.5            Form of Debenture

               4.6            Registration Rights Agreement

               10.18(1)       Form of Securities Purchase Agreement

               99.1 Press Release dated December 31, 1997 announcing the execution of the Securities Purchase Agreement.



(1) Other Exhibits to the Securities Purchase Agreement not filed herewith are identified in the Securities Purchase Agreement. The registrant will supplementally furnish any omitted Exhibit to the Commission upon request.


ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On December 24, 1997 the issuer closed the private placement of $450,000 principal amount of convertible debentures to purchasers outside the United States. The debentures have a two year term and carry a 3% interest rate. Beginning 45 days after the date of issuance, principal and accrued interest are convertible into the issuer's common stock at a conversion price equal to 120% of the average closing bid price for the stock over the five trading days preceding the issuance date or, if lower, 75% of the average closing bid price of the stock over the five trading days preceding the time the debt is converted. The Company is required to maintain a share reserve of at least 150% of the number of shares that would be needed at any time to fully convert the debentures then outstanding, and the Company is subject to penalties if the Company does not timely deliver certificates representing conversion shares. The terms of conversion are set out in section 4 of the form of debenture attached as exhibit 4.5 hereto, which is incorporated herein by reference. Net of fees and expenses, the issuer received $387,000 from this placement. In addition to a cash placement fee, the placement agent received 5 year warrants to purchase 45,000 shares of issuer common stock at the closing bid price on December 24. The issuer expects that the proceeds of the placement will be used for working capital. The issuer anticipates that it may from time to time issue additional debentures on similar terms based on its working capital needs in the next several quarters. Under the terms of the Securities Purchase Agreement, and the related Registration Rights Agreement, the Company is required within 30 days of the issuance date to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the issuer's common stock issuable on conversion of the debentures.

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     The debentures offered have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States or to a U.S. Person absent registration or an applicable exemption from the registration requirements. The debentures were issued under the exemption from registration provided by Regulation S promulgated under the Act. The Company and the placement agent were each obligated to conduct the offering and sale of the debentures in a manner consistent with that exemption. Each purchaser of the debentures (a "Buyer") has represented to the issuer that (i) the Buyer is not a "U.S. person" as that term is defined in Rule 902(o) of Regulation S and the Buyer was not formed by a "U.S. person" for the purpose of investing in securities not registered under the Act, unless the Buyer is or was organized or incorporated by "U.S. persons" who are accredited investors (as defined in Rule 501(a) under the Act) and who are not natural persons, estates or trusts, and all owners of interests in such entity who are not "U.S. persons" are institutional investors, and not natural persons, estates or trusts; (ii) the debentures were not offered to the Buyer in the United States and at the time of issuance of the debentures and of any offer to the Buyer to purchase the debentures, the Buyer was physically outside the United States; (iii) the Buyer purchased the debentures for its own account and not on behalf of or for the benefit of any U.S. person and the sale and resale of the debentures were not prearranged with any buyer in the United States; (iv) the Buyer knew of no public solicitation or advertisement of an offer in the U.S. in connection with the placement. Each Buyer agreed that all offers and sales of the debentures (or the issuer Common Stock issuable upon conversion thereof) prior to the expiration of a period commencing on December 24, 1997 and ending forty days thereafter (the "Regulation S Restricted Period") would not be made to U.S. persons or for the account or benefit of U.S. persons and would otherwise be made in compliance with the provisions of Regulation S whether currently in effect or hereafter amended. Each Buyer also represented that it had not been engaged as a distributor or dealer with respect to the placement.

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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Spatialight, Inc.


January 8, 1998                    By:       /s/ William E. Hollis
                                       -------------------------------------
                                       William E. Hollis
                                       Chairman, Chief Executive Officer and
                                       Chief Financial Officer


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                       INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------
4.5            Form of Debenture

4.6            Registration Rights Agreement

10.18(1)       Form of Securities Purchase Agreement

99.1 Press Release dated December 31, 1997 announcing the execution of the Securities Purchase Agreement.





(1) Other Exhibits to the Securities Purchase Agreement not filed herewith are identified in the Securities Purchase Agreement. The registrant will supplementally furnish any omitted Exhibit to the Commission upon request.